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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) October 20, 2000

                    INTERNATIONAL MENU SOLUTIONS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Nevada                   001-15011                  91-1849433
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(State or Other Jurisdiction       (Commission               (IRS Employer
      of Incorporation)            File Number)              Identification)



    350 Creditstone Road, Unit 202, Concord, Ontario, Canada       L4K 3Z2
    --------------------------------------------------------      ---------
           (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (416) 366-6368



                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On October 20, 2000, International Menu Solutions Corp. ("IMSC") accepted the resignation of one of its directors, Ted Creber. The Board of Directors filled this vacancy by electing Reginald Petersen, an associate of Southbridge Investment Partnership No. 1, an Ontario limited partnership ("Southbridge"), a major shareholder of IMSC. Mr. Petersen was also appointed Chairman of the Board of IMSC.

     IMSC also increased the size of its Board of Directors from three (3) directors to four (4) directors. Such action was taken in response to the right Southbridge has to nominate representatives to the Board of Directors pursuant to a Subscription Agreement, dated October 22, 1999. Under the Subscription Agreement, Southbridge is entitled to nominate a total of two directors to the Board and may be entitled to nominate additional directors if there is an increase in the Board of Directors of IMSC so as to maintain Southbridge's representation on the Board. Southbridge nominated Lynda King as its second representative on the Board and her nomination was approved by the Board on October 20, 2000. Ms. King was also appointed Secretary and Treasurer of IMSC. Lynda King is a partner of Southbridge Capital, the manager of Southbridge. Ms. King and Mr. Petersen are also officers of SIPGP No. 1 Inc., the general partner of Southbridge.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibit 99.1 - Press Release dated October 30, 2000

ITEM 9.  REGULATION FD DISCLOSURE.

     IMSC reported changes in its management in a press release dated October 30, 2000, appearing in Exhibit 99, which is not filed but is furnished pursuant to Regulation FD.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 30, 2000


                                   INTERNATIONAL MENU
                                   SOLUTIONS CORPORATION
                                   ---------------------
                                   (Registrant)


                                   By: /s/ MICHAEL STEELE
                                       ----------------------
                                       Michael Steele
                                       President and Chief Executive Officer